UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

MATTERNET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56769	39-2522950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 Ravendale Drive
Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (650) 260-2727

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On June 15, 2026, Matternet, Inc. filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”), disclosing that we and Jason Secore, our Chief Financial Officer, had mutually agreed to begin a transition with respect to his responsibilities. Mr. Secore’s employment with Matternet will end on September 29, 2026, and we have commenced a search for Mr. Secore’s successor. Mr. Secore’s departure is not related to any disagreement with Matternet regarding our operations, policies or practices.

Appointment of Chief Financial Officer

On September 25, 2026, the Board of Directors of Matternet appointed Andreas Raptopoulos, our Chief Executive Officer, effective September 29, 2026, to the position of Chief Financial Officer, to serve in such capacity as our principal financial and accounting officer, in addition to his duties as our principal executive officer. Please see our Current Report on Form 8-K filed with the SEC on May 29, 2026, for biographical and other information with respect to Mr. Raptopoulos.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Matternet, Inc.

Date: September 28, 2026	By:	/s/ Andreas Raptopoulos
Andreas Raptopoulos
Chief Executive Officer

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